L. B. FOSTER COMPANY
2006 OMNIBUS INCENTIVE PLAN
As Amended and Restated on May 24, 2018
ARTICLE I
PURPOSE, EFFECTIVE DATE AND AVAILABLE SHARES
1.1 Purpose.   The purpose of this Plan is intended to advance the interests of L. B. Foster Company and its shareholders by providing equity and financial incentives for Key Personnel and Directors of the Company and any Subsidiary, thereby promoting the Company’s long-term growth and financial success by (i) attracting and retaining personnel and Directors of outstanding ability, (ii) strengthening the Company’s capability to develop, maintain and direct a competent management team, (iii) motivating Officers to achieve long-range performance goals and objectives, (iv) providing incentive compensation opportunities competitive with those of other companies, and (v) providing incentives that align with the interests of the shareholders of the Company.
1.2  Effective Date and Expiration of Plan. The Board originally adopted this Plan effective as of March 31, 2006, and this Plan was amended and restated upon approval by the shareholders of the Company on May 18, 2011 and May 25, 2016. This Plan, as amended and restated as of May 24, 2018, shall be effective upon its approval by the Company’s shareholders at its Annual Meeting of Shareholders to be held on May 24, 2018 (or, if the vote on this Plan is postponed, such other date on which a shareholders’ meeting to vote to approve this Plan occurs). If this Plan, as amended and restated, is not so approved, then this Plan, as in effect immediately prior to such Annual Meeting, shall remain in effect. Unless terminated earlier by the Board pursuant to Section 10.3, no Award shall be made pursuant to this Plan more than 10 years after the date on which this amended and restated Plan is last approved by the shareholders of the Company, but Awards made prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan.
1.3  Shares Available Under the Plan.
(a)  Stock to be issued under the Plan may be authorized but unissued shares of Stock or previously-issued shares of Stock which have been reacquired by the Company and are held in its treasury.
(b)  Subject to adjustment under Section 10.6, no more than 2,058,000 shares of Stock shall be issuable under the Plan. The aggregate number of shares of Stock that may be issued under the Plan through Incentive Stock Options shall be 2,058,000 shares of Stock (subject to adjustment pursuant to Section 10.6).
(c)  To the extent necessary to qualify for the exception under Section 162(m) of the Code for “performance-based compensation” prior to the repeal of such exception for tax years after 2017, and subject to adjustment under Section 10.6, no Participant may be granted under this Plan (i) Options or Stock Appreciation Rights for more than 300,000 shares of Stock in any one fiscal year of the Company, (ii) Performance Grants (payable in Stock) and intended to be performance-based compensation under Section 162(m) of the Code for more than 150,000 shares of Stock (measured on a target award level on the grant date) in any one fiscal year of the Company and (iii) Performance Grants (payable in cash) and intended to be performance-based compensation under Section 162(m) of the Code for more than $5,000,000 (measured on a target award level on the grant date) in any one fiscal year of the Company. The foregoing limitations shall be subject to adjustment as provided in Section 10.6, but only to the extent that any such adjustment will not affect the status of (i) any Award intended to qualify as performance-based compensation under Section 162(m) or (ii) any Award intended to comply with Section 409A or an exception thereto.
(d)  Stock covered by an Award granted under this Plan shall not be counted as used unless and until it is actually issued and delivered to a Participant. If (i) an Award lapses, expires, terminates, or is cancelled without the shares of Stock underlying the Award being issued (or any portion thereof), (ii) it is determined during or at the conclusion of the term of an Award that all or some portion of the shares of Stock underlying the Award may not be issued on the basis that the conditions for such issuance were or will not be satisfied, (iii) any Award (or portion thereof) is settled for cash, (iv) shares of Stock to be issued pursuant to an Award are Forfeited, or (v) shares of Stock are issued pursuant to any Award and the Company subsequently reacquires such shares pursuant to rights reserved upon the issuance of such shares, then, in all such cases, such shares of Stock shall be re-credited to the Plan’s reserve (in the same amount as such shares depleted the reserve); provided, however, that shares of Stock re-credited pursuant to the Plan pursuant to clause (v) may not increase the number of shares which may be issued pursuant to Incentive Stock Options.
(e)  Notwithstanding the foregoing, shares of Stock relating to each of the following shall be considered issued or transferred and shall not become available again for issuance under this Plan: shares of Stock (i) delivered or otherwise used in payment of the exercise price of an Option or base price of a SAR, as applicable; (ii) delivered to or withheld by the Company to satisfy Federal, state or local tax withholding obligations; (iii) purchased by the Company using proceeds from Option exercises; and (iv) not issued or delivered as a result of a net settlement of an outstanding Option or SAR.
(f) If, under this Plan, a Participant has elected to give up the right to receive compensation in exchange for shares of Stock based on Fair Market Value, such shares of Stock shall not count against the aggregate plan limit described in Section 1.3(b). Shares of Stock issued under Awards granted in assumption, substitution or exchange for previously granted awards of a company acquired by the Company or its Subsidiaries (“Substitute Awards”) shall not reduce the shares of Stock available under this Plan, and available shares under a shareholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for Awards under this Plan and shall not reduce this Plan’s share reserve (unless otherwise required by any applicable stock exchange listing requirements).
(g)  Awards granted under this Plan to Participants shall be subject to a minimum vesting or performance period of one year. Notwithstanding the foregoing, (i) the Committee may, at its discretion, authorize acceleration of vesting of such Awards in the event of the Participant’s death, Disability or Retirement; (ii) the Committee may grant Awards without the above-described minimum vesting or performance period requirements with respect to Awards covering up to 5% of the aggregate number of shares of Stock authorized for issuance under this Plan and (iii) this limitation shall not apply to Substitute Awards or any other Awards granted in exchange for the surrender of, or substitution of, another company’s awards to its employees and directors.
ARTICLE II
DEFINITIONS
As used in this Plan and except as otherwise specifically provided in an Award Agreement, the following terms shall have the meanings set forth below:
2.1  “10% Shareholder” means an Employee who, as of the date on which an Incentive Stock Option is granted to such Employee, owns more than ten percent (10%) of the total combined voting power of all classes of Stock then issued by the Company or a Subsidiary.
2.2  “Award” means, individually or collectively, a grant of an Option, Stock Appreciation Right, Performance Grant, Dividend or Dividend Equivalent Rights, Stock Award, Restricted Stock or Restricted Stock Unit Award, Cash Award, or Other Award that is valued in whole or in part by reference to, or otherwise based on, the Stock, performance goals or other factors, on a standalone, combination or tandem basis, as described in or granted under this Plan.
2.3  “Award Agreement” means the agreement or other writing (which may be framed as a plan, program or notification, and which may be in electronic format) that sets forth the terms and conditions of each Award under the Plan, including any amendment or modification thereof.

2.4  “Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 of the Exchange Act.
2.5  “Board” means the Board of Directors of the Company.
2.6  “Cash Award” has the meaning specified in Section 8.1.
2.7  “Change in Control” shall mean:
(a)  the consummation of any merger, consolidation or business combination in which the shareholders of the Company immediately prior to the merger, consolidation or business combination do not own at least a majority of the outstanding equity interests of the surviving parent entity;
(b)  the sale of all or substantially all of the Company’s and its Subsidiaries’ assets in a single transaction or a series of related transactions;
(c)  the acquisition of beneficial ownership or control, directly or indirectly, through one transaction or a series of transactions (including, without limitation, power to vote) of a majority of the outstanding Stock of the Company by any “person” as such term is defined under sections 13(d) and 14(d) of the Exchange Act (but excluding the Company, any Subsidiary, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, and any corporation or other entity owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of shares of Stock); or
(d)  a contested election of Directors, including with respect to Directors elected under any proxy access procedures included in the Company’s organizational documents, as a result of which or in connection with which the persons who were Directors of the Company before such election or nominees approved by the Board for election to the Board cease to constitute a majority of the Board.
Provided, however, solely with respect to an Award that the Committee determines to be subject to Section 409A (and not excepted therefrom), and a Change in Control is a distribution event for purposes of an Award, the foregoing definition of Change in Control shall be interpreted, administered, limited and construed in a manner necessary to ensure that the occurrence of any such event shall result in a Change in Control only if such event qualifies as a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation, as applicable, within the meaning of Treasury Regulation Section 1.409A-3(i)(5).
2.8  “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.
2.9  “Committee” means the Compensation Committee of the Board, or such other committee designated by the Board to administer this Plan. The Committee shall be appointed by the Board and, to the extent deemed appropriate by the Board, shall consist of two or more members of the Board, each of whom shall be (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and (ii) for remuneration that is payable under this Plan pursuant to a written binding contract in effect on November 2, 2017, an “outside director” as defined under §1.162-27(e)(3)(i) of the Code or any successor regulation. If the Board has not appointed a Committee, “Committee” shall mean the Board and all authority and responsibility assigned to the Committee under this Plan shall be exercised, if at all, by the Board. Notwithstanding, the Board may also exercise the authority of the Committee under this Plan (even if the Committee is so appointed by the Board).
2.10  “Company” means L. B. Foster Company, a Pennsylvania company and its successors and assigns.
2.11  “Director” means a director on the Board of the Company.
2.12  “Disability” means permanently and totally disabled as defined in Section 22(e)(3) of the Code (or any successor section); provided, however, if an Award is subject to Section 409A of the Code (and not excepted therefrom) and a Disability is a distribution event under Section 409A for purposes of the Award, the foregoing definition of Disability shall be interpreted, administered and construed in a manner necessary to ensure that the occurrence of any such event qualifies as a Disability within the meaning of Treas. Reg. § 1.409A-3(i)(4)(i).
2.13  “Dividend” or “Dividend Equivalent Rights” means the right to receive a payment, in cash or property, equal to the cash dividends or other distributions paid with respect to the Stock. No Dividends or Dividend Equivalents will vest and/or be paid unless and until the underlying Award vests and/or is earned in accordance with the terms of such Award.
2.14  “Employee” means an employee of the Company or any Subsidiary, including an employee who is an Officer or a Director, but excluding any person who is classified by the Company or a Subsidiary as a “contractor” or “consultant.” Directors who are not otherwise employed by the Company or any Subsidiary shall not be considered Employees under this Plan.
2.15  “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as amended.
2.16  “Fair Market Value” means (i) with respect to the Stock, as of any date (a) if the Stock is listed on any established stock exchange, system or market that reports the closing sale price of the Stock, the closing sale price per share of the Stock as quoted on such exchange, system or market on such date or, if the Stock is not traded on such date, on the closest preceding date on which the Stock was traded or (b) if the closing sale price per share is not quoted on such exchange, system or market, the average of the closing bid and ask prices of the Stock on such date, or (c) in the absence of an established market for the Stock, as determined in good faith by the Committee or (ii) with respect to property other than the Stock, the value of such property as determined by the Committee in its sole discretion.
2.17  “Forfeit,” “Forfeiture,” or “Forfeited” means the loss by a Participant of any and all rights to an Award granted under this Plan (or any portion thereof), including the loss of any payment of compensation by the Company under this Plan or any Award granted thereunder.
2.18  “Key Personnel” means Officers, Employees, consultants and independent contractors of the Company or any Subsidiary who occupy responsible executive, professional, sales or administrative positions or who otherwise have the capacity to contribute to the success of the Company, but does not include Non-Employee Directors. Key Personnel also may include individuals who have accepted an offer of employment, but who have not yet commenced employment, with the Company or any Subsidiary.
2.19  “Incentive Stock Option” or “ISO” means an option to purchase Stock, which is intended to meet the requirements of an incentive stock option under Section 422 of the Code (or any successor Section).
2.20  “Non-Employee Director” means a Director on the Board who is not an Employee.
2.21  “Nonqualified Stock Option” or “NQSO” means an Option to purchase Stock which is not intended to meet the requirements of an Incentive Stock Option under Section 422 of the Code (or any successor Section).
2.22  “Officer” means an officer of the Company or of a Subsidiary.
2.23 ”Option” means an Incentive Stock Option or a Nonqualified Stock Option.
2.24 “Option Price” means the price at which the Stock may be purchased under an Option as provided in Section 4.4.
2.25  “Participant” means a person to whom an Award is made under this Plan.
2.26  “Performance Grant” means an Award subject, in part, to the terms, conditions and restrictions described in Article VI, pursuant to which the recipient may become entitled to receive cash, Stock or other securities, or any combination thereof.

2.27  “Performance Grant Agreement” means a written agreement entered into between the Company and a Participant setting forth the terms and conditions of a Performance Grant awarded pursuant to Article VI.
2.28  “Permitted Transferee” means (i) any person defined as an employee in the Instructions to the Registration Statement on Form S-8 promulgated by the Securities and Exchange Commission, as such Form may be amended from time to time, or any successor form, which persons include, as of the date of adoption of this Plan by the Board, executors, administrators or beneficiaries of the estates of deceased Participants, guardians or members of a committee for incompetent former Participants, or similar persons duly authorized by law to administer the estate or assets of former Participants, and (ii) Participants’ family members who acquire Awards from the Participant other than for value, including through a gift or a domestic relations order. For purposes of this definition, “family member” includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests. For purposes of this definition, unless otherwise determined by the rules and regulations of the Securities and Exchange Commission, neither (i) a transfer under a domestic relations order in settlement of marital property rights nor (ii) a transfer to an entity in which more than fifty percent of the voting or beneficial interests are owned by family members (or the Participant) in exchange for an interest in that entity is considered a transfer for “value.”
2.29  “Personal Representative” means the person or persons who, upon the death, Disability or incompetency of a Participant, shall have acquired, by will or by the laws of descent and distribution or by other legal proceedings, the right to exercise an Option or to take other action on behalf of the Participant with respect to any Award theretofore granted to such Participant.
2.30  “Plan” means this 2006 Omnibus Incentive Plan, as amended and restated. Notwithstanding the foregoing, or anything contained herein to the contrary, for any Qualified Performance-Based Awards, with respect to any remuneration to be paid under a written binding contract that was in effect on November 2, 2017, such remuneration shall be governed by the terms and conditions of the Plan and any underlying documents that combined constitute the applicable written binding contract relating to such compensation that were in effect on November 2, 2017.
2.31  “Qualified Performance-Based Award” means any Award of a Performance Grant, or portion of such Award, to a Participant who is determined by the Committee likely to be a “covered employee” (as defined in Section 162(m)) and that is intended to satisfy the requirements for “qualified performance-based compensation” under Section 162(m). Effective for tax years after 2017, the qualified performance-based compensation exception from Section 162(m)’s tax deduction limitation was repealed; provided, however, that notwithstanding such repeal, the performance-based compensation exception under Section 162(m) of the Code is subject to a transition rule for remuneration that is payable pursuant to a written binding contract that was in effect on November 2, 2017 and is not materially modified thereafter. For the avoidance of doubt, it is the intent of the Company to preserve the performance-based compensation exception that is or may be available for Awards payable under this Plan to the maximum extent permitted by law.
2.32  “Restriction Period” means the length of time established relative to an Award during which time the Participant cannot sell, assign, transfer, pledge, or otherwise encumber the Stock or Stock Units subject to such Award, and at the end of which the Participant obtains an unrestricted right to such Stock or Stock Units.
2.33  “Restricted Stock Agreement” means a written agreement entered into between the Company and a Participant setting forth the terms and conditions of a Restricted Stock Award or Restricted Stock Unit Award made pursuant to Article V.

2.34  “Restricted Stock Award” means a grant of Stock to a Participant pursuant to Article V.
2.35  “Restricted Stock Unit Award” means an Award of the right to receive either (as the Committee determines) Stock or cash or other property, including an Award, equal to the Fair Market Value of a share of Stock on the date of settlement of the Award subject, in part, to the terms, conditions and restrictions described in Article V hereof and as set forth in any Restricted Stock Agreement.
2.36  “Retirement” or “Retire” means retirement of an Employee or other service provider as determined and authorized by the Committee.
2.37  “Section 162(m)” shall mean Section 162(m) of the Code, the regulations and other binding guidance promulgated thereunder.
2.38  “Section 409A” shall mean Section 409A of the Code, the regulations and other binding guidance promulgated thereunder.
2.39  “Separation from Service” and “Separate from Service” shall mean the Participant’s death, retirement or other termination of employment or service with the Company (including all persons treated as a single employer under Section 414(b) and 414(c) of the Code) that constitutes a “separation from service” within the meaning of Section 409A. For purposes hereof, the determination of controlled group members shall be made pursuant to the provisions of Section 414(b) and 414(c) of the Code; provided that the language “at least 50 percent” shall be used instead of “at least 80 percent” in each place it appears in Section 1563(a)(1),(2) and (3) of the Code and Treas. Reg. § 1.414(c)-2; provided, further, where legitimate business reasons exist (within the meaning of Treas. Reg. § 1.409A-1(h)(3)), the language “at least 20 percent” shall be used instead of “at least 80 percent” in each place it appears. Whether a Participant has Separated from Service will be determined based on all of the facts and circumstances and, to the extent applicable to any Award or benefit, in accordance with the guidance issued under Section 409A. A Participant will be presumed to have experienced a Separation from Service when the level of bona fide services performed permanently decreases to a level less than twenty percent (20%) of the average level of bona fide services performed during the immediately preceding thirty-six (36) month period or such other applicable period as provided by Section 409A.
2.40  “Specified Employee” means a key employee (as defined in Section 416(i) of the Code without regard to paragraph (5) thereof) of the Company as determined in accordance with Section 409A and the procedures established by the Company.
2.41  “Stock” means the common stock, par value $.01, of the Company, or any other security into which the Stock shall have been converted in accordance with Section 10.6 of this Plan.
2.42  “Stock Appreciation Right” or “SAR” means an Award pursuant to which the Participant will receive a payment in cash or Stock, or any combination thereof, equal to the appreciation of the Fair Market Value of a share of Stock from the date of grant to the date of exercise.
2.43  “Stock Award” has the meaning specified in Section 8.1.
2.44  “Stock Option Agreement” means a written agreement entered into between the Company and a Participant setting forth the terms and conditions of an Option awarded pursuant to Article IV.
2.45  “Stock Unit” means a right to receive a payment (in cash, shares of Stock, or a combination of both, as contemplated in the Award Agreement) valued in relation to a designated dollar value or the Fair Market Value of one or more shares of Stock.
2.46  “Subsidiary” means a corporation or other business entity, domestic or foreign, the majority of the voting stock or other voting interests in which is owned directly or indirectly by the Company, including a Subsidiary which becomes such after adoption of this Plan.
2.47  “Termination for Cause” or “Cause” means: (i) willful neglect of or failure to properly perform the duties and responsibilities assigned to the Participant or the failure of the Participant to comply with proper directives of such Participant’s supervisor(s) or the Board, as applicable; (ii) an act of dishonesty or disloyalty relating to the business and affairs of the Company and/or its Subsidiaries or their relationship with their respective Employees, suppliers, customers or others having a business relationship with the Company and/or its Subsidiaries; (iii) conviction of a crime involving fraud, theft, intentional dishonesty, moral turpitude or similar conduct; (iv) misappropriation of any funds or property of the Company and/or its Subsidiaries or actions which are inconsistent with the Participant’s fiduciary obligations to the Company and/or its Subsidiaries; (v) failure to abide by any of the Company’s and/or its Subsidiaries’ policies; or (vi) any other action or course of conduct by the Participant which has or reasonably can be expected to have an adverse effect on the Company and its Subsidiaries, and their respective businesses or affairs. The Committee shall make all determinations of whether a Participant was Terminated for Cause and any such determination shall be final and conclusive.
ARTICLE III
ADMINISTRATION
3.1  Committee to Administer.
(a) The Plan shall be administered by the Committee. The Committee shall have full and exclusive authority and discretion to interpret, construe and administer the Plan, including, but not limited to, the authority to:
(i) Adopt or establish and amend such rules, regulations, agreements, guidelines, procedures, forms and instruments as may be necessary or advisable for the administration and operation of the Plan;
(ii) Correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it shall deem desirable;
(iii) Select the persons to be granted Awards under the Plan;
(iv) Grant and determine the terms, conditions, form and size of Awards to be made to each person selected, including clawback or other recoupment provisions applicable Awards granted hereunder;
(v) Determine the time when Awards are to be made and any conditions which must be satisfied before an Award is made;
(vi) Establish objectives, conditions and performance goals for earning Awards;
(vii) Determine the terms of each Award Agreement and any amendments or modifications thereof;
(viii) Determine whether the conditions for earning an Award have been met and whether an Award will be paid at the end of the performance period;
(ix) Determine if and when an Award may be deferred;
(x) Determine whether the amount or payment of an Award should be reduced or eliminated;
(xi) Determine the guidelines and/or procedures for the payment or exercise of Awards; and
(xii) Determine whether to accelerate vesting provisions applicable to Awards.
The Committee’s decisions shall be final, conclusive and binding with respect to the Plan and any Award made under the Plan.

(b) Except as otherwise may be provided in the charter or similar governing document applicable to the Committee and this Plan, (i) a majority of the members of the Committee shall constitute a quorum for the conduct of business at any meeting, (ii) the Committee shall act by majority vote of the members present at a duly convened meeting, including a telephonic meeting in accordance with the Pennsylvania Business Corporation Law (“BCL”), and (iii) action may be taken without a meeting if written consent thereto is given in accordance with the BCL.
(c) Notwithstanding any provision herein to the contrary, to the extent the Board is performing any Plan-related functions, including the determination of whether a Participant has been Terminated for Cause, the Board shall have the same discretionary power and authority to administer the Plan as the Committee does under this Article III.
(d) No member of the Board or Committee and no Officer shall be liable for anything done or omitted to be done by such member or Officer, by any other member of the Board or Committee or by any other Officer in connection with the performance of duties under this Plan, except for such member’s or Officer’s own willful misconduct or as expressly provided by statute. For avoidance of doubt, nothing in this section is intended to limit the indemnification provisions applicable to Directors and Officers of the Company as they are entitled under Pennsylvania law.
(e) The Board and/or Committee may delegate authority to an Officer, Employee and/or Director to administer certain of their respective authority under this Plan, including granting and administering certain Awards under this Plan, subject to the right of the Board and/or the Committee to revoke its delegation at any time and to make such delegation on such terms and conditions as the Board and/or Committee determine in their respective discretion to be appropriate in accordance with, and as permitted by, applicable law or regulation. In each case where the Board and/or Committee has delegated authority under this Plan, such Officer, Employee and/or Director delegatee shall be deemed the “Committee” or “Board,” where applicable, in connection with fulfilling the functions delegated to such person under the Plan. Notwithstanding the foregoing, or anything contained in this Plan to the contrary, Qualified Performance-Based Awards must be granted and administered, to the extent necessary, by a committee that consists solely of two or more “outside directors” within the meaning of Section 162(m).
(f) Notwithstanding any other provision of this Plan, the Board or the Committee may impose such conditions on any Award (including, without limitation, the right of the Board or the Committee to limit the time of exercise to specified periods) as may be required to satisfy the requirements of Rule 16b-3 (or any successor rule) under the Exchange Act (“Rule 16b-3”) and/or Section 422 (or any successor provision) of the Code.
3.2 Powers of Committee.
(a) Subject to the provisions of the Plan, the Committee shall have authority, in its discretion, to determine those Key Personnel and Directors who shall receive Awards, the time or times when each such Award shall be made, the type of Award to be made, the number of shares to be subject to each Award and/or any other terms and conditions of the Award.
(b) The Committee shall determine the terms, restrictions and provisions of the agreement relating to each Award. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan, or in any Award Agreement, in such manner and to the extent the Committee shall determine in order to carry out the purposes and intent of the Plan.
(c) Notwithstanding any provision herein to the contrary, to the extent the Board is performing any Plan-related functions, the Board shall have the same discretionary power and authority to administer the Plan as the Committee does under this Article III.
3.3 Awards.
(a) Subject to the terms of this Plan, the Committee may grant any type of Award to any Participant it selects, but only an Employee may receive grants of Incentive Stock Options. Awards may be granted alone or in addition to, in tandem with, or (subject to the prohibition on repricing set forth below) in substitution for any other Award (or any other award granted under another plan of the Company or any Subsidiary). All Awards shall be subject to the terms and conditions of the Plan and to such other terms and conditions consistent with the Plan as the Committee deems appropriate.
(b) Notwithstanding anything in this Plan to the contrary, and except for the adjustments provided in Section 10.6 or in connection with a corporate transaction involving the Company (including, without limitation, any stock Dividend, distribution (whether in the form of cash, shares of Stock, other Company securities or other property), stock split, extraordinary cash Dividend, recapitalization, Change in Control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Stock or other Company securities, or similar transaction(s)), neither the Committee nor any other person may, without obtaining shareholder approval, (i) amend the terms of outstanding Options or SARs to reduce the exercise price of such outstanding Options or SARs; (ii) cancel outstanding Options or SARs in exchange for Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs; or (iii) cancel outstanding Options or SARs with an exercise price above the current Stock price in exchange for cash or other securities. In addition, the Committee may not make a grant of an Option or SAR with a grant date that is effective prior to the date the Committee takes action to approve such Award.
3.4 Eligibility for Awards. In selecting Participants and in determining the form and amount of the Award, the Committee may give consideration to such Participant’s functions and responsibilities, his or her present and potential contributions to the success of the Company, the value of his or her services to the Company, and other factors deemed relevant by the Committee, subject to the provisions of the Plan.
ARTICLE IV
STOCK OPTIONS
4.1 Award of Options. Subject to the provisions of the Plan, the Committee may grant Options to Key Personnel and Directors; provided, however, that only an Employee who meets the definition of an “employee” under Section 3401(c) of the Code may receive grants of Incentive Stock Options. Each Option shall be designated in the Award Agreement as either an ISO or a NQSO.
4.2 Period of Option.
(a) Except as otherwise provided in a Stock Option Agreement or the Plan, an Option granted to Key Personnel shall be exercisable in cumulative installments in the following manner:
(i) The Participant may purchase up to one-fourth (1/4) of the total optioned shares at any time after one year from the date of grant and prior to the termination of the Option.
(ii) The Participant may purchase an additional one-fourth (1/4) of the total optioned shares at any time after two years from the date of grant and prior to the termination of the Option.
(iii) The Participant may purchase an additional one-fourth (1/4) of the total optioned shares at any time after three years from the date of grant and prior to the termination of the Option.
(iv) The Participant may purchase an additional one-fourth (1/4) of the total optioned shares at any time after four years from the date of grant and prior to the termination of the Option.
(b) The Committee may also establish, in the applicable Stock Option Agreement, any other period during which Options may be exercised, provided that the duration of an Option shall not be more than ten (10) years from the date of grant and, provided further, that the duration of an Option granted to a 10% Shareholder shall not be more than five (5) years from the date of grant in the case of ISOs.

4.3 Stock Option Agreement. Each Option shall be evidenced by a Stock Option Agreement in such form and containing such terms and conditions as the Committee from time to time shall approve, except that the terms and conditions in the Stock Option Agreement shall be consistent with those set forth herein. The terms and conditions of Stock Option Agreements need not be identical.
4.4 Option Price and Exercise.
(a) The Option Price of Stock under each Option shall be determined by the Committee, provided that the Option Price may not be less than the Fair Market Value of the Stock on the date on which the Option is granted, and provided further that the Option Price of an Incentive Stock Option granted to a 10% Shareholder may not be less than 110% of the Fair Market Value of the Stock on the date on which the Option is granted, except in the case of Substitute Awards.
(b) Options may be exercised from time to time by giving written notice of exercise to the Company specifying the number of shares to be purchased. The notice of exercise shall be accompanied by (i) payment in full of the Option Price in cash, certified check, or other medium accepted by the Company, in its sole discretion, or (ii) a copy of irrevocable instructions to a broker to promptly deliver to the Company the amount of sale proceeds sufficient to cover the Option Price. An Option shall be deemed exercised on the date the Company receives the notice of exercise and all the requirements of this Section 4.4(b) have been fulfilled. An Option may provide that it shall be deemed to have been exercised at the close of business on the business day preceding the expiration date of the Option, or such other date as specified by the Committee, if at such time such Option has a positive value. Such deemed exercise shall be settled or paid in the same manner as a regular exercise thereof.
(c) If the aggregate Fair Market Value of the Stock subject to all Incentive Stock Options granted to a Participant (as determined on the date of grant of each such Option) that become exercisable during a calendar year exceeds the dollar limitation set forth in Section 422(d) of the Code, then such Incentive Stock Options shall be treated as Nonqualified Stock Options to the extent such limitation is exceeded.
4.5 Treatment of Incentive Stock Options. In all other respects, the terms of any Incentive Stock Option should comply with the provisions of Section 422 of the Code, except to the extent the Committee determines otherwise. If an Option that is intended to be an Incentive Stock Option fails to meet the requirements thereof, the Option shall automatically be treated as a Nonqualified Stock Option to the extent of such failure. The aggregate Fair Market Value (determined as of the time the Option is granted) of the shares of Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all option plans of the Company and of any “parent corporation” or subsidiary corporation (as such terms are defined in Sections 424(e) and (f) of the Code)) shall not exceed one hundred thousand dollars ($100,000); provided, however, that if such one hundred thousand dollars ($100,000) limit is exceeded, the excess ISOs shall be treated as NQSOs. For purposes of the preceding sentence, Incentive Stock Options will be taken into account in the order in which they are granted.
4.6 Termination of Service.
(a) Except as otherwise provided in this Plan or in the applicable Stock Option Agreement or any severance or employment agreement, if the employment or other service of a Participant, other than as a Non-Employee Director, terminates for any reason other than death, Disability, Retirement, or due to a Termination for Cause, the Participant may exercise all unexercised and vested Options within 30 days of such termination, and such portion of the Option will expire at the end of such period. Any Options in which such Participant is not vested at the time of such Participant’s termination shall be immediately Forfeited. In no event, however, may any Option be exercised after the expiration of ten (10) years from the date of grant of such Option (or five (5) years in the case of an ISO granted to a 10% Shareholder). In the event that such Participant is Terminated for Cause, all Options held by such Participant shall terminate immediately and may not thereafter be exercised. For purposes of this section, the employment or other service in respect to Options held by such a Participant shall be treated as continuing intact while the Participant is on authorized military leave, on leave pursuant to the Family Medical Leave Act, approved sick leave or other approved, bona fide leave of absence (such as temporary employment with the government) if the period of such leave does not exceed 90 days or, if longer, so long as the Participant’s right to reestablish such Participant’s service with the Company is guaranteed either by statute or by contract. Where the period of leave exceeds 90 days and where such Participant’s right to reestablish such Participant’s service is not guaranteed by statute or by contract, such Participant’s service, in the Committee’s sole discretion, shall be deemed to have terminated on the ninety-first day of such leave.
(b) Except as otherwise provided in the Stock Option Agreement, a Non-Employee Director whose service is terminated shall be entitled to exercise such Non-Employee Director’s Options, to the extent vested as of the date of such termination, until the expiration of the full term of the Option, unless the Non-Employee Director has been Terminated for Cause. In the event that a Non-Employee Director is Terminated for Cause, all Options held by such Director shall terminate immediately and may not thereafter be exercised.
4.7 Death. Except as otherwise provided in the Plan or a Stock Option Agreement, during the twelve (12) month period following the Participant’s death, any or all of the unexercised and vested Options that the Participant was entitled to exercise immediately prior to such Participant’s death may be exercised by such Participant’s Personal Representative. Any Options in which such Participant is not vested at the time of such Participant’s death shall be immediately Forfeited. In no event, however, may any such Option be exercised after the expiration of ten (10) years from the date of grant of such Option.
4.8 Retirement or Disability. Except as otherwise provided in the Plan or a Stock Option Agreement or in any severance or employment agreement, if a Participant Retires, or suffers a Disability, at a time when such Participant is entitled to exercise an Option, then the Participant may exercise the Option, to the extent vested, at any time or times within three (3) years after such Participant’s termination of service because of such Retirement or Disability, and such vested portion of the Option will expire at the end of such period. Any Options in which such Participant is not vested at the time of the Participant’s Retirement or Disability, as the case may be, shall be immediately Forfeited. In no event, however, may any Option be exercised after the expiration of ten (10) years from the date of grant of such Option (or five (5) years in the case of an ISO granted to a 10% Shareholder).
4.9 Committee Discretion. For avoidance of doubt and not in limitation of the discretionary authority of the Committee under this Plan, the Committee shall have authority to determine whether or not a Participant (including a Non-Employee Director) has Retired, resigned or suffered a Disability, or has been Terminated for Cause, or is on an authorized leave of absence, and its determination shall be binding on all concerned. In the sole discretion of the Committee, a transfer of service to an affiliate of the Company other than a Subsidiary (the latter type of transfer not constituting a termination of service for purposes of the Plan) may be deemed to be a Retirement so as to entitle the Participant to exercise the Option within 90 days after such transfer.
4.10 Shareholder Rights and Privileges. A Participant shall have no rights as a shareholder with respect to any Stock covered by an Option until the issuance of a stock certificate, or other evidence of ownership is issued, representing such Stock.
ARTICLE V
RESTRICTED STOCK AWARDS
AND
RESTRICTED STOCK UNIT AWARDS
5.1 Grant of Restricted Stock Awards or Restricted Stock Unit Awards. Subject to the provisions of the Plan, the Committee may elect to grant Restricted Stock Awards or Restricted Stock Unit Awards to any Key Personnel and/or Director, including, but not limited to, grants derived from participation in another plan, program or arrangement established or maintained by the Company or any Subsidiary. Notwithstanding anything in this Plan to the contrary, the Committee, in its discretion, may determine that a Restricted Stock Award or Restricted Stock Unit Award may be subject to such terms, conditions and restrictions (including but not limited to restrictions on the sale of Stock), as set forth in the applicable Restricted Stock Agreement, and shall determine whether a Restricted Stock Unit Award is to be settled at vesting by the issuance of Stock or the payment of cash or other consideration.
5.2 Vesting Requirements. The restrictions imposed on a Restricted Stock Award shall lapse, and a Restricted Stock Unit Award shall vest, in accordance with the vesting schedule specified by the Committee in the Restricted Stock Agreement, subject to Section 1.3(g) of this Plan. Such vesting requirements may be based on the continued service of the Participant with the Company or its affiliates (including any Subsidiary) for a specified time period (or periods), on the attainment of specified performance goals established by the Committee in its discretion, or such other terms and conditions established by the Committee. Except as otherwise provided in this Plan or the Restricted Stock Agreement, if the vesting requirements of a Restricted Stock Award or Restricted Stock Unit Award are not satisfied, the Award shall be Forfeited and the Stock subject to the Award shall be returned to the Company and eligible for reissuance under the Plan.
5.3 Restrictions. A Restricted Stock Award and a Restricted Stock Unit Award may not be transferred, assigned or subject to any encumbrance, pledge or charge until all applicable restrictions are removed or have expired, unless otherwise permitted by the Committee. Failure to satisfy any applicable restrictions shall result in the Award being Forfeited and the Stock subject to the Award shall be returned to the Company and eligible for reissuance under the Plan. The Committee may require in a Restricted Stock Agreement that certificates representing the Restricted Stock Award bear a legend making appropriate reference to the restrictions imposed, and that certificates representing the Stock subject to such Restricted Stock Award will remain in the physical custody of the Company or an escrow holder (including the transfer agent for the Stock) until all restrictions are removed or have expired.
5.4 Rights as a Shareholder.
(a) Subject to the foregoing provisions of this Article V and the applicable Restricted Stock Agreement, the holder of a Restricted Stock Award shall have all rights of a shareholder with respect to the Stock granted to the Participant under a Restricted Stock Award, including the right to vote the Stock and receive all Dividends (to the extent issued by the Company, subject to the limitations provided herein) and other distributions paid or made with respect to Restricted Stock Awards, except that (i) the Participant shall not be entitled to possession of the stock certificate (in the event paper certificates are issued) until the Restriction Period shall have expired, (ii) the Company shall retain custody of the Stock during the Restriction Period, (iii) the Participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Stock during the Restriction Period, and (iv) a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Agreement shall cause a Forfeiture of the applicable Award. Notwithstanding the foregoing, Dividends with respect to an unvested Restricted Stock Award will be withheld by the Company and credited to a Participant account; provided that any such Dividends shall vest only if and to the extent that the underlying Restricted Stock Award vests, as determined by the Committee. Any Dividends so withheld by the Committee and attributable to any particular share of Stock of a Restricted Stock Award shall be subject to the same restrictions on transferability as the share of the Restricted Stock Award with respect to which they were paid, and, if such shares are forfeited, the Participant shall have no right to such Dividends. For the avoidance of doubt, in no event shall Dividends with respect to a Restricted Stock Award be paid to a Participant unless and until the underlying Award vests.
(b) The Committee may provide in a Restricted Stock Agreement for a Restricted Stock Unit Award for the payment of Dividends or Dividend Equivalent Rights and distributions to the Participant at such times as paid to shareholders generally or at the times of vesting or other payment of the Award to the extent not inconsistent with Section 409A and Section 10.7; provided, however, that Dividend Equivalent Rights on Restricted Stock Unit Awards shall be deferred until and paid contingent upon the vesting of the Award. Any such Dividend Equivalent Rights on Restricted Stock Unit Awards shall be subject to the same restrictions on transferability as the shares of Stock underlying the Restricted Stock Unit Awards, and, if such shares are forfeited, the Participant shall have no right to such Dividend Equivalent Rights. For the avoidance of doubt, in no event shall Dividend Equivalent Rights with respect to a Restricted Stock Unit Award be paid to a Participant unless and until the underlying Restricted Stock Unit Award vests.
5.5 Section 83(b) Election. If a Participant makes an election pursuant to Code Section 83(b) with respect to a Restricted Stock Award, the Participant shall file, within 30 days following the date of grant, a copy of such election with the Company and with the Internal Revenue Service in accordance with the regulations under Code Section 83. The Committee may provide in a Restricted Stock Agreement that the Restricted Stock Award is conditioned upon the Participant’s making or refraining from making an election with respect to the Award under Code Section 83(b).
ARTICLE VI
PERFORMANCE GRANTS
6.1 Participation. Subject to the provisions of the Plan, the Committee may make Performance Grants to Key Personnel and Directors in accordance with the provisions of this Article VI.
6.2 Grant. The Committee shall have sole and complete authority to determine the Key Personnel and Directors who shall receive a Performance Grant, which shall consist of a right that is (i) denominated in cash, Stock or any other form of Award issuable under the Plan (or any combination thereof), (ii) valued, as determined by the Committee, in accordance with the achievement of such performance goals during such performance periods as the Committee shall establish and (iii) payable at such time and in such form as the Committee shall determine. Unless otherwise determined by the Committee, any such Performance Grant shall be evidenced by a Performance Grant Agreement containing the terms of the Award, including, but not limited to, the performance criteria and such terms and conditions as may be determined, from time to time, by the Committee, in each case not inconsistent with this Plan.
6.3 Terms and Conditions.
(a) For Awards intended to be performance-based compensation under Section 162(m) of the Code, Performance Grants shall be conditioned upon the achievement of pre-established goals relating to one or more of the following performance measures, as determined in writing by the Committee and subject to such modifications as specified by the Committee: cash flow; cash flow from operations; earnings (including, but not limited to, earnings before interest, taxes, depreciation and amortization or some variation thereof); earnings per share, diluted or basic; earnings per share from continuing operations; net asset turnover; inventory turnover; days sales outstanding on receivables; capital expenditures; debt; debt reduction; working capital (including as a percentage of sales); return on investment; return on sales; return on invested capital; net or gross sales; gross profit on sales; material gross profit (gross profit on material portion of sales); performance profit (operating income minus an allocated charge approximating the Company’s cost of capital, before or after tax); purchase variance; delivery variance; quality; customer satisfaction; comparable site sales; market share; economic value added; cost of capital; change in assets; expense reduction levels; productivity; delivery performance; safety record and/or performance; environmental record and/or performance; stock price; return on equity or capital employed; total or relative increases to shareholder return; return on capital; return on assets or net assets; revenue; income or net income; operating income or net operating income; operating income adjusted for management fees and depreciation and amortization; pre-tax income (including on an as-adjusted basis); operating profit or net operating profit; non-performing assets; asset sale targets; value of assets; employee retention/attrition rates; investments; regulatory compliance; satisfactory internal or external audits; improvement of financial ratings; value creation; gross margin, operating margin or profit margin; completion of acquisitions, business expansion, product diversification, new or expanded market penetration and other non-financial operating and management performance objectives, any combination of the foregoing, and such other business performance criteria as may, from time to time, be established by the Committee in the applicable Award Agreement. For the avoidance of doubt, the Committee may approve Qualified Performance-Based Awards under this Plan that are based upon the measures set forth above for Awards other than those that are intended to satisfy the qualified performance-based compensation exception under Section 162(m) of the Code.
(b) To the extent consistent with Section 162(m), the Committee may determine, at the time the performance goals are established to Qualified Performance-Based Awards, that certain adjustments shall apply, in whole or in part, in such manner as determined by the Committee, to exclude or include the effect of any of the following events that occur during a performance period: the impairment of tangible or intangible assets; litigation or claim judgments or settlements; the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; business combinations, reorganizations and/or restructuring programs, including, but not limited to, reductions in force and early retirement incentives; currency fluctuations; and any unusual, infrequent or non-recurring items, including, but not limited to, such items described in management’s discussion and analysis of financial condition and results of operations or the financial statements and/or notes thereto appearing in the Company’s annual report to shareholders for the applicable period.
(c) Performance measures may be determined either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary entity thereof, either individually, alternatively or in any combination, and measured cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous fiscal years’ results or to a designated comparison group, in each case as specified by the Committee.
6.4 Preestablished Performance Goals. For Awards intended to be performance-based compensation under Section 162(m), performance goals relating to the performance measures set forth above shall be preestablished in writing by the Committee, and achievement thereof certified in writing prior to payment of the Award, as required by Section 162(m) and treasury regulations promulgated thereunder. All such performance goals shall be established in writing by the Committee no later than the earlier of (i) ninety (90) days after the beginning of the applicable performance period or (ii) the date on which 25% of the performance period has been completed, or within such other timeframe as may be required or permitted by Section 162(m) and treasury regulations promulgated thereunder. In addition to establishing minimum performance goals below which no compensation shall be payable pursuant to a Performance Grant, the Committee, in its sole discretion, may create a performance schedule under which an amount less than or more than the target award may be paid so long as the performance goals have been achieved.
6.5 Additional Restrictions/Negative Discretion. The Committee, in its sole discretion, may also establish such additional restrictions or conditions that must be satisfied as a condition precedent to the payment of all or a portion of any Performance Grants. Such additional restrictions or conditions need not be performance-based and may include, among other things, the receipt by a Participant of a specified annual performance rating, the continued employment by the Participant and/or the achievement of specified performance goals by the Company, business unit or Participant. Furthermore, and notwithstanding any provision of this Plan to the contrary, the Committee, in its sole discretion, may retain the discretion to increase or reduce the amount of any Performance Grant payable to a Participant if it concludes that such increase or reduction is necessary or appropriate based upon: (i) an evaluation of such Participant’s performance; (ii) comparisons with compensation received by other similarly-situated individuals working within the Company’s industry; (iii) the Company’s financial results and conditions; or (iv) such other factors or conditions that the Committee deems relevant; provided, however, that the Committee shall not use its discretionary authority to increase any Award that is intended to be performance-based compensation under Section 162(m).
6.6 Payment of Performance Awards. Payment of a Performance Grant (i) may be in cash, Stock (which may include Restricted Stock or Restricted Stock Units) or a combination thereof, as determined by the Committee in its sole discretion, (ii) may be made in a lump sum or in installments following the close of each performance period as provided by the Committee in the Performance Grant Agreement, and (iii) to the extent applicable, shall be based on the Fair Market Value of the Stock.

6.7 Rights with Respect to Stock and Other Securities. Unless otherwise determined by the Committee in its discretion in a Performance Grant Agreement, a Participant to whom an Award is made under this Article (and any Person succeeding to such Participant’s rights pursuant to this Article) shall have no rights as a shareholder with respect to any Stock or as a holder with respect to other securities, if any, issuable pursuant to any such Award until the date a stock certificate evidencing such Stock or until the Participant’s ownership of such Stock shall have been entered into the books of the registrar in the case of uncertificated shares. Notwithstanding the foregoing, the Committee may provide for the payment of Dividend Equivalent Rights with respect to Performance Grants, payable either in Stock or cash; provided, however, that Dividend Equivalent Rights on Performance Grants shall be deferred until and paid contingent upon the achievement of the applicable performance goals. Any such Dividend Equivalent Rights on Performance Grants shall be subject to the same restrictions on transferability as the shares of Stock underlying the Performance Grants, and, if such shares are forfeited, the Participant shall have no right to such Dividend Equivalent Rights. For the avoidance of doubt, in no event shall Dividend Equivalent Rights with respect to a Performance Grant be paid to a Participant unless and until the underlying Performance Grant vests.
Termination of a Participant. For all purposes under this Article VI, and unless otherwise determined by the Committee in a Performance Grant Agreement or an employment or severance agreement, Participants who have terminated their employment with the Company prior to the actual payment of an Award for any reason (including but not limited to death, Retirement or Disability) shall Forfeit any and all rights to payment under any Awards then outstanding under the terms of this Article and shall not be entitled to any payment for the performance period.
ARTICLE VII
STOCK APPRECIATION RIGHTS
7.1 Grant of Stock Appreciation Rights. Subject to the terms of the Plan, the Committee may grant SARs to Key Personnel or Directors, either separately or in tandem with an Option. The Committee shall determine all terms and conditions of each SAR, including but not limited to:
(a) Whether the SAR is granted independently of an Option or in tandem with an Option;
(b) The number of Shares to which the SAR relates;
(c) The date of grant, which may not be prior to the date of the Committee’s approval of the grant;
(d) The grant price, provided that the grant price shall not be less than the Fair Market Value of a share of Stock as of the grant date of the SAR, except in the case of Substitute Awards;
(e) SARs shall vest in accordance with the vesting schedule specified by the Committee in the Award Agreement (and subject to the terms and conditions included therein), subject to the terms of this Plan ;
(f) The term, provided that no SAR shall be exercisable later than the tenth (10th) anniversary of the date of its grant; and
(g) Whether the SAR will be settled in cash, Shares, or a combination thereof.
7.2 Exercise of SARs. SARs may be exercised in accordance with such terms and conditions as the Committee, in its sole discretion, may specify. The Committee may (i) grant SARs that are subject to the achievement of one or more vesting conditions and (ii) accelerate the exercisability of outstanding SARs consistent with the provisions of the Plan. Tandem SARs shall be exercisable only while the Option to which the tandem SAR relates is exercisable. A SAR may provide that it shall be deemed to have been exercised at the close of business on the business day preceding the expiration date of the SAR, or such other date as specified by the Committee, if at such time such SAR has a positive value. Such deemed exercise shall be settled or paid in the same manner as a regular exercise thereof.

7.3 Tandem SARs. Unless otherwise determined by the Committee, if a SAR is granted in relation to an Option, the SAR shall be exercisable or shall mature at the same time or times, on the same conditions and to the extent and in the proportion, that the related Option is exercisable and may be exercised or mature for all or part of the shares of Stock subject to the related Option. Upon exercise of any number of SARs, the number of shares of Stock subject to the related Option shall be reduced accordingly and such Option may not be exercised with respect to that number of shares of Stock. The exercise of any number of shares of Stock underlying an Option Award that relate to a SAR shall likewise result in an equivalent reduction in the number of shares of Stock covered by the related SAR.
7.4 Payment of SARs. Upon exercise of the SAR, the holder shall be entitled to receive payment of an amount determined by multiplying: (i) the difference between the Fair Market Value of a share of Stock on the date of exercise over the base amount of the SAR as set by the Committee at the date of grant by (ii) the number of shares of Stock with respect to which the SAR is exercised.
7.5 Shareholder Rights and Privileges. A Participant shall have no rights as a shareholder with respect to any Stock covered by an SAR until the issuance of a stock certificate, or other evidence of ownership is issued, representing such SAR.
ARTICLE VIII
OTHER AWARDS
8.1 Other Awards. The Committee may, subject to limitations under applicable law, grant to Key Personnel and Directors such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of Stock (including Dividends and Dividend Equivalent Rights) or factors that may influence the value of such shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of Stock, purchase rights for shares of Stock, awards with value and payment contingent upon performance of the Company or specified Subsidiaries, affiliates or other business units thereof or any other factors designated by the Board, and Awards valued by reference to the book value of shares of Stock or the value of securities of, or the performance of specified Subsidiaries or affiliates or other business units of the Company; provided, however, that Dividends or Dividend Equivalent Rights on any such other Awards shall be deferred until and paid contingent upon the achievement of any applicable vesting condition. Any such Dividends or Dividend Equivalent Rights on such other Awards shall be subject to the same restrictions on transferability as the shares of Stock underlying the Awards, and, if such shares are forfeited, the Participant shall have no right to such Dividends or Dividend Equivalent Rights. For the avoidance of doubt, in no event shall Dividends or Dividend Equivalent Rights with respect to such other Award be paid to a Participant unless and until the underlying Award vests. The Board shall determine the terms and conditions of such Awards, which may include, but are not limited to:
(a) Stock Award. An unrestricted transfer of ownership of Stock.
(b) Awards under Deferred Compensation or Similar Plans. The right to receive Stock or a fixed or variable share denominated unit granted under this Plan or any deferred compensation or similar plan established from time to time by the Company.
(c) Cash Award. An Award denominated in cash, as separate from, an element of or supplement to any other Award granted under this Plan, that may be subject to the achievement of performance goals during a performance period determined by the Committee, or that may be earned under a Company or Subsidiary bonus or incentive plan or program.
ARTICLE IX
NON-EMPLOYEE DIRECTOR AWARDS
9.1 Limitation on Awards to Non-Employee Directors. Notwithstanding anything in this Plan to the contrary and subject to adjustment pursuant to Section 10.6 hereof, no Non-Employee Director may be granted, in any one fiscal year of the Company, Awards specifically granted under this Plan with an aggregate maximum value, calculated as of their respective grant dates, of more than $300,000.
ARTICLE X
MISCELLANEOUS PROVISIONS
10.1 Non-transferability. No Award under the Plan shall be transferable by the Participant other than by will or the laws of descent and distribution; provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant, and to receive any property distributable, with respect to any Award upon the death of the Participant and the Committee may, in its sole discretion, permit the transfer or an Award to a Permitted Transferee subject to all the terms and conditions of the Award. Except as provided in Section 4.7, Options shall be exercisable during the Participant’s lifetime only by such Participant or such Participant’s Personal Representative. Any transfer contrary to this Section 10.1 will nullify the Award.
10.2 Amendments. The Committee may at any time discontinue granting Awards under the Plan. The Committee may at any time amend the Plan or amend any outstanding Award Agreement (including, but not limited to, acceleration of the date of exercise or vesting of any Award and/ or payments under any Award) in accordance with the terms of the Plan and for the purpose of satisfying the requirements of any changes in applicable laws or regulations or for any other purpose which may at the time be permitted by law; provided that no such amendment shall be permissible if it would result in Rule 16b-3 under the Exchange Act becoming inapplicable to any Award or first require shareholder approval. Notwithstanding the foregoing or any provision of an Award to the contrary, the Committee may at any time (without the consent of any Participant) modify, amend or terminate any or all of the provisions of an Award to the extent necessary to conform the provisions of the Award with Section 162(m), Section 409A or any other provision of the Code or other applicable law, the regulations issued thereunder or an exception thereto, regardless of whether such modification, amendment or termination of the Award shall adversely affect the rights of a Participant.
10.3 Termination. The Board may terminate the Plan at any time prior to its scheduled expiration date, but no such termination shall materially adversely affect the rights of any Participant under any Award theretofore granted in which such Participant has a vested interest without such Participant’s written consent.
10.4 Non-uniform Determinations. The Committee’s determinations under the Plan, including without limitation (i) the determination of the Key Personnel and Directors to receive Awards, (ii) the form, amount and timing of such Awards, (iii) the terms and provisions of such Awards and (iv) the Award Agreements evidencing the same, need not be uniform and may be made by it selectively among Key Personnel and Directors who receive, or who are eligible to receive, Awards under the Plan, whether or not such Key Personnel or Directors are similarly situated.
10.5 No Right to Employment/Service. Neither the action of the Board in establishing the Plan nor any action taken by the Committee, a Director or an Officer under the Plan, nor any provision of the Plan, shall be construed as giving to any person the right to be retained in the employ, or as an Officer or Director, of, or as an independent contractor or consultant to, the Company or any Subsidiary.
10.6 Changes in Stock. (a) In the event of any Dividend (other than a regular cash Dividend) or other distribution (whether in the form of cash, Stock, other Company securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Stock or other Company securities, issuance of warrants or other rights to purchase Stock or other Company securities or other similar corporate transaction in which the Company is the surviving corporation or other event that affects the Stock such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, the number and kind of shares of Stock or securities of the Company to be subject to the Plan and to Awards then outstanding or to be awarded thereunder, the maximum number of shares of Stock or other securities which may be issued on the exercise of Options or SARs granted under the Plan, performance goals (if applicable), the Option Price, base price of SARs and other relevant provisions shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons; provided, however, with respect to any Award subject to Section 162(m), Section 409A or Section 422 of the Code, any such adjustment shall be authorized only to the extent that such adjustment would not cause the Award to fail to comply with Section 162(m),Section 409A or Section 422 of the Code.
(b) In the event of a Change in Control, all outstanding Awards shall thereupon terminate, provided that the Committee may, prior to the effective date of any such transaction, (i) make all outstanding time-only vesting Awards immediately exercisable or vested unless assumed, or substantially equivalent rights are provided in substitution therefore by the acquiring or succeeding entity; (ii) make all performance-based Awards either vested (A) pro-rata at a target performance level based on the portion of the applicable performance period that has lapsed immediately prior to the consummation of the Change in Control and/or (B) based on actual performance as of the date of the Change in Control; or (iii) arrange to have the surviving entity grant to the Participants replacement awards (including cash) on terms which the Board shall determine to be fair and reasonable. In addition, for each Option or SAR with an Option Price or base price, as the case may be, greater than the consideration offered in connection with any such transaction or event, the Committee may in its sole discretion elect to cancel such Option or SAR without any payment to the person holding such Option or SAR.
10.7 Compliance with Code Section 409A. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, if any Award or benefit provided under this Plan is subject to the provisions of Section 409A, the provisions of the Plan and any applicable Award Agreement shall be administered, interpreted and construed in a manner necessary to comply with Section 409A or an exception thereto (or disregarded to the extent such provision cannot be so administered, interpreted or construed). The following provisions shall apply, as applicable:
(i) If a Participant is a Specified Employee and a payment subject to Section 409A (and not excepted therefrom) to the Participant is due as a result of the Participant’s Separation from Service, such payment shall be delayed for a period of six (6) months after the date the Participant Separates from Service (or, if earlier, the death of the Participant). Any payment that would otherwise have been due or owing during such six-month period will be paid immediately following the end of the six-month period in the month following the month containing the 6-month anniversary of the date of termination unless another compliant date is specified in the applicable Award Agreement.
(ii) For purposes of Section 409A, and to the extent applicable to any Award or benefit under the Plan, it is intended that distribution events qualify as permissible distribution events for purposes of Section 409A and shall be interpreted and construed accordingly. With respect to payments subject to Section 409A, the Company reserves the right to accelerate and/or defer any payment to the extent permitted and consistent with Section 409A. Whether a Participant has Separated from Service or employment will be determined based on all of the facts and circumstances and, to the extent applicable to any Award or benefit, in accordance with the guidance issued under Section 409A.
(iii) The Committee, in its discretion, may specify the conditions under which the payment of all or any portion of any Award may be deferred until a later date. Deferrals shall be for such periods or until the occurrence of such events, and upon such terms and conditions, as the Board shall determine in its discretion, in accordance with the provisions of Section 409A, the regulations and other binding guidance promulgated thereunder; provided, however, that no deferral shall be permitted with respect to Options and other stock rights subject to Section 409A. An election shall be made by filing an election with the Company (on a form provided by the Company) on or prior to December 31st of the calendar year immediately preceding the beginning of the calendar year (or other applicable service period) to which such election relates (or at such other date as may be specified by the Board to the extent consistent with Section 409A) and shall be irrevocable for such applicable calendar year (or other applicable service period).
(iv) The grant of Options and other Stock rights subject to Section 409A shall be granted under terms and conditions consistent with Treas. Reg. § 1.409A-1(b)(5) such that any such Award does not constitute a deferral of compensation under Section 409A. Accordingly, any such Award may be granted to Employees and other service providers of the Company or any Subsidiary and affiliates in which the Company has a controlling interest. In determining whether the Company has a controlling interest, the rules of Treas. Reg. § 1.414(c)-2(b)(2)(i) shall apply; provided that the language “at least 50 percent” shall be used instead of “at least 80 percent” in each place it appears; provided, further, where legitimate business reasons exist (within the meaning of Treas. Reg. § 1.409A-1(b)(5)(iii)(E)(i)), the language “at least 20 percent” shall be used instead of “at least 80 percent” in each place it appears. The rules of Treas. Reg. §§ 1.414(c)-3 and 1.414(c)-4 shall apply for purposes of determining ownership interests.
(v) In no event shall any member of the Board, the Committee or the Company or any Subsidiary (or their Employees, officers or directors) have any liability to any Participant (or any other Person) due to the failure of an Award to satisfy the requirements of Section 409A.
10.8 Tax Withholding. Whenever Stock is to be delivered to a Participant pursuant to an Award granted hereunder, the Company may (i) require such Participant to remit to the Company an amount in cash sufficient to satisfy all federal, state and local tax withholding requirements related thereto, (ii) withhold such required withholding from compensation otherwise due to such Participant, (iii) do any combination of the foregoing, or (iv) employ any other acceptable method approved by the Company to facilitate the required withholding, provided such approach is permissible under applicable securities and other laws. Notwithstanding anything in this Plan to the contrary, the Committee may, in its discretion, permit a Participant (or any beneficiary or person entitled to act) to elect to pay a portion or all of the amount requested by the Company for such taxes with respect to such Award, at such time and in such manner as the Committee shall deem to be appropriate (including, but not limited to, by authorizing the Company to withhold, or agreeing to surrender to the Company on or about the date such tax liability is determinable, Stock, or property, other securities or property, or other forms of payment, or any combination thereof, owned by such person or a portion of such forms of payment that would otherwise be distributed, or have been distributed, as the case may be, pursuant to such Award to such person, having a market value equal to the amount of such taxes); provided, however, any broker-assisted cashless exercise shall comply with the requirements of Financial Accounting Standards Board, Accounting Standards Codification, Topic 718 (or any successor provision) and any withholding satisfied through a net-settlement shall be limited to the minimum statutory withholding requirements or as otherwise determined in the discretion of the Committee. No such arrangement shall be permitted that is an impermissible loan to executive officers or directors under Section 402 of Sarbanes-Oxley Act of 2002.
10.9 Delivery of Shares. The Company shall not be obligated to deliver any Stock upon the grant, exercise or payment of an Award unless and until, in the opinion of the Company’s counsel, all applicable Federal, state and other laws and regulations have been complied with. In the event the outstanding Stock is at the time listed on any stock exchange, no delivery shall be made unless and until the shares to be delivered have been listed or authorized to be added to the list upon official notice of issuance on such exchange. No delivery shall be made until all other legal matters in connection with the issuance and delivery of Stock have been approved by the Company’s counsel. Without limiting the generality of the foregoing, the Company may require from the Participant or other person purchasing shares of Stock under the Plan such investment representation or such agreement, if any, as counsel for the Company may consider necessary in order to comply with the Securities Act of 1933, as amended, and the regulations thereunder, or any other applicable law. Certificates evidencing the shares may be required to bear a restrictive legend. A stop transfer order may be required to be placed with the transfer agent, and the Company may require that the Participant or such other person agree that any sale of the shares will be made only on one or more specified stock exchanges or in such other manner as permitted by the Committee.
10.10 Status. A Participant’s status as Key Personnel or a Director shall be made exclusively by the Committee, for purposes of, and as evidenced by, participation in the Plan, and determined for each Award as of the date the Award is granted to the Participant, and such determination shall be final and conclusive absent manifest error.
10.11 Unfunded. This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under this Plan, and rights to the payment of Awards shall be no greater than the rights of the Company’s general creditors.
10.12 Deferral of Awards. The Committee may establish one or more programs under the Plan to require or permit Participants the opportunity to elect to defer receipt of consideration upon the exercise of an Award, satisfaction of performance goals, or other event that absent the requirement or election would entitle the Participant to payment or receipt of shares of Stock or other consideration under an Award. The Committee may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Committee deems advisable for the administration of any deferral program, provided that: (a) the Participant makes any permitted election by delivering to the Company written notice of such election, at such time and in such form as the Committee may from time to time prescribe in accordance with the deferral requirements of Section 409A; (b) such election is irrevocable; (c) such deferred payment will be made in accordance with the provisions of such deferred compensation plan; and (d) the terms of the deferred compensation plan and the election to defer under this Plan comply with Section 409A.
10.13 Acceptance of Actions/Determinations. By accepting any Award or other benefit under this Plan, each Participant (and each person claiming under or through such Participant) shall be conclusively deemed to have indicated such Participant’s acceptance and ratification of, and consent to, any action taken or determinations made under this Plan by the Company, the Board or the Committee, and their respective delegatees.
10.14 Governing Law. The validity, construction, interpretation, administration and effect of this Plan, and of its rules and regulations, and rights relating to this Plan and to Awards granted under this Plan, shall be governed by the substantive laws of the Commonwealth of Pennsylvania without regard to its choice or conflicts of laws principles. If any provision of this Plan or any Award is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of this Plan or any Award, but such provision shall be fully severable, and this Plan or Award, as applicable, shall be construed and enforced as if the illegal or invalid provision had never been included in this Plan or Award, as applicable.
10.15 Non U.S. Participants. In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America or who provide services to the Company under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom, to comply with applicable foreign laws or facilitate the offering and administration of this Plan in view of such foreign laws and/or to allow for tax-preferred treatment of awards. Moreover, the Committee may approve such supplements to or amendments, restatements, or alternative versions of this Plan (including, without limitation, sub-plans) and modify exercise procedures, and other terms and procedures, as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments, restatements, sub-plans or modifications, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Company.
10.16 Shareholder Rights and Privileges. A Participant or Personal Representative shall have no rights as a shareholder with respect to any Stock covered by an Award unless and until shares of such Stock are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).
10.17 Fractional Shares. The Company will not be required to issue any fractional shares of Stock pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.
10.18 Enforceability. If any provision of this Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify this Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended or limited in scope to confirm to applicable laws or, in the discretion of the Committee, it shall be stricken and the remainder of this Plan shall remain in full force and effect.
10.19 Recoupment. Notwithstanding any other provision in this Plan, any Awards made under this Plan shall be subject to recovery under any law, governmental regulation, stock exchange listing requirement or Company policy applicable to them, including any related deductions, recoupment and/or claw-back as may be required to be made pursuant to such law, government regulation, stock exchange listing requirement, or Company policy, as may be in effect from time to time, and which may operate to create additional rights for the Company with respect to Awards and recovery of amounts relating thereto. By accepting Awards under the Plan, Participants agree and acknowledge that they are obligated to cooperate with, and provide any and all assistance necessary to, the Company to recover or recoup any Award or amounts paid under the Plan subject to clawback pursuant to such law, government regulation, stock exchange listing requirement or Company policy. Such cooperation and assistance shall include, but is not limited to, executing, completing and submitting any documentation necessary to recover or recoup any Award or amounts paid under the Plan from a Participant’s accounts, or pending or future compensation or Awards.
Successors. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets